Exhibit 99.1

PRESS RELEASE

By:                             Expeditors International of Washington, Inc.

1015 Third Avenue, Suite 1200

Seattle, Washington 98104

CONTACT:	R. Jordan Gates
Chief Financial Officer
	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES SEMI-ANNUAL CASH DIVIDEND OF $.14

SEATTLE, WASHINGTON — November 13, 2007, Expeditors International of Washington, Inc. (NASDAQ: EXPD), today announced that its Board of Directors has declared a semi-annual cash dividend of $.14 per share, payable on December 17, 2007, to shareholders of record as of December 3, 2007.

Expeditors is a global logistics company headquartered in Seattle, Washington. The company employs trained professionals in 174 full-service offices, 63 satellite locations and 4 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.